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                                                                      EXHIBIT 11

Adopted: June 27, 1994



                         FABRI-CENTERS OF AMERICA, INC.

                            EXECUTIVE INCENTIVE PLAN

1.       Purpose of the Plan

                  The purpose of this Executive Incentive Plan (the "Plan") is to further the growth of Fabri-Centers of America, Inc. by offering incentives in addition to current cash compensation to those executive officers and senior management personnel of the Company who will have significant responsibility for such growth.

2.       Definitions

                  (a) The "Company" means Fabri-Centers of America, Inc., an Ohio corporation, and its Subsidiaries, together with their successors.

                  (b) "Subsidiary" means any corporation the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

                  (c) "Committee" means the Committee of the Company's Board of Directors appointed to administer the Plan in accordance with Section 4.

                  (d) "Award" means an award of Restricted Stock granted under the provisions of the Plan.

                  (e) "Stock" means the shares of Common Stock, without par value, of the Company.

                  (f) "Restricted Stock" means the Stock awarded upon the terms and conditions and subject to the restrictions set forth in Section 6, which restrictions shall lapse at the times set forth in that Section.

                  (g) "Restricted Stock Award" means an award of Restricted
         Stock.

                  (h) "Date of Grant" means the actual date on which the Award is made by the Committee.

                  (i) "Plan Year or Years" means a fiscal year or years commencing on or after January 30, 1994.

                  (j) "Fair Market Value" shall mean the average of the closing market prices of a share of Common Stock of the Company reported in the consolidated trading reports for New York Stock Exchange stocks on the 15 trading days immediately preceding the date in question.

                  (k) "Retirement" means a Termination of Employment by reason of an Employee's retirement (other than by reason of disability) after he has attained age 65 or pursuant to and in accordance with his employer's regular retirement plan applicable to him.


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                  (l) "Total Disability" means inability of an Employee, by
         reason of illness or accident, to perform any and every duty of the occupation at which the Employee was employed by the Company when such disability commenced. All determinations as to the date and extent of disability of any Employee shall be made by the Committee upon the basis of such evidence as the Committee deems necessary or desirable.

                  (m) "Termination of Employment" means the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, Total Disability, or Retirement, but excluding any such termination where there is a simultaneous reemployment by either the Company or a Subsidiary. The receipt by an Employee of compensation following the cessation of performance of duties as an employee pursuant to a salary continuation, severance or similar plan shall not be deemed to continue the employee-employer relationship.

                  (n) "Employee" means any person (including any officer) employed by the Company, and no Employee shall be excluded because he is also a member of the Board of Directors of the Company.

3.       Effective Date of the Plan

                  The effective date of the Plan shall be January 30, 1994, and the Plan shall become effective as of that date upon the approval of the Company's shareholders.

4.       Administration of the Plan

                  The Plan shall be administered by the Committee, which shall consist of not less than three members of the Board of Directors, appointed from time to time by, and who shall serve at the pleasure of, the Board. No Director who is or has within one year prior to service, or during the course of service, on the Committee been granted or awarded the right to receive an Award under the Plan or to participate in any other discretionary compensation or bonus plan of the Company shall serve on the Committee.

                  Subject to the provisions of the Plan, the Committee shall have exclusive power to select the Employees who are to participate in the Plan, to determine the Award to be granted to each Employee selected and to determine the time or times and the conditions subject to which any Awards may become payable or any restrictions thereon will lapse.

                  Decisions and determinations by the Committee will be final and binding upon all persons, including, but not limited to, the Company, shareholders, participants in the Plan, and other Employees. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

                  All expenses and liabilities incurred by the Company in the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board of Directors, employ attorneys, consultants, accountants, or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinion, or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination, or interpretation.

5.       Plan Limitations; Stock Subject to the Plan

                  The number of Common Shares that may be issued or transferred under the Plan, in the form of awards of shares of Restricted Stock shall not exceed, in the aggregate, 500,000. Any shares of Restricted Stock that have been awarded under the Plan but are later forfeited to the Company may again be made

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         subject to Awards under the Plan, but only if no dividends have been paid thereon. The Stock that may be issued or transferred under the Plan may be either authorized but unissued shares or "treasury shares" as defined in Section 1701.01(K), of the Ohio General Corporation Law.

6.       Restricted Stock Awards

                  6.1 Grant of Restricted Stock Awards. The Committee may from time to time in its absolute discretion select from among the Employees those executive officers and other senior management personnel who have significant responsibility for the growth of the Company and to whom Restricted Stock Awards shall be granted and determine the number of shares of Stock to be covered by each Restricted Stock Award.

                  6.2 Award Agreements. Each Restricted Stock Award shall be evidenced by a written agreement, executed by the grantee of the Restricted Stock Award and the Company, which shall contain such terms and conditions as the Committee may require, including, but not limited to, an escrow condition.

                  6.3 Restrictions. Stock issued or transferred to a grantee of a Restricted Stock Award shall be subject to the following restrictions.

                           (a) None of the Restricted Stock may be sold,
                  assigned, disposed of, pledged, hypothecated, or otherwise transferred.

                           (b) All of the Restricted Stock shall be forfeited
                  and shall be returned to the Company and all rights of the grantee to such Restricted Stock shall terminate without any payment of consideration by the Company unless the grantee remains in the continuous employment of the Company for such period as the Committee shall designate in accordance with
                  Section 6.5, except as provided in Sections 6.6 and 6.7. In the event of forfeiture of the Restricted Stock, the grantee shall forthwith deliver to the Company the certificate or certificates representing such Restricted Stock, accompanied by executed instruments of transfer, or, if the Restricted Stock is held in escrow, the Company shall be entitled to have the certificates representing the Restricted Stock redelivered to it out of the escrow.

                           (c) The maximum number of shares of Restricted Stock
                  which may be granted to any Employee during any calendar year shall not exceed 100,000 shares.

                  6.4 Rights As a Shareholder. Upon delivery of the Restricted Stock to the grantee (or to the escrow holder, if any) as a Restricted Stock Award, such grantee shall (except as set forth in Section 6.3) have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and receive all dividends or other distributions paid or made with respect to the Restricted Stock except that any securities received as a result of any such dividend or distribution shall be subject to the same restrictions.

                  6.5 Lapse of Restrictions. The restrictions set forth in
         Section 6.3 shall lapse at such time or times as the Committee, in its sole discretion, shall designate at the time of grant of the Restricted Stock Award, which time or times, however, shall be not less than four years and not more than five years after the date of the Award.

                  6.6 Lapse on Death, Total Disability, or Retirement. In the event that the employment of a grantee of a Restricted Stock Award is terminated prior to the lapse of the restrictions on his Restricted Stock by reason of death, Total Disability, or Retirement, the restrictions shall lapse on the date of such termination as to the number of full shares of Restricted Stock determined by multiplying the total number of shares of Stock subject to each Restricted Stock Award by a fraction, the numerator of which shall be the number of full calendar months between the date of grant of such Restricted Stock Award and the date of

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         Termination of Employment and the denominator of which shall be the number of full calendar months between the date of grant of such Restricted Stock Award and the date on which the restrictions would, but for such termination, have lapsed. Shares of Restricted Stock as to which restrictions have not so lapsed shall be forfeited and returned to the Company as provided in Section 6.3.

                  6.7 Lapse at Discretion of the Committee. The Committee shall have the authority to accelerate the time at which the restrictions will lapse or to remove any of such restrictions whenever it may decide in its absolute discretion that, by reason of changes in applicable tax or other laws or other changes in circumstances arising after the date of the Award, including, but not limited to, an offer by a person other than the Company to purchase or otherwise acquire 25% or more of the total number of outstanding shares of Stock, such action is in the best interest of the Company and equitable to the Employee, his heirs, or designated beneficiaries.

7.       Dilution and Other Adjustments

                  In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, reorganization, combination or exchange of shares, or other similar corporate change, the Committee shall make such adjustments, if any, as it in its sole discretion deems equitable in the aggregate number or kind of shares of Stock that may be awarded as Restricted Stock such adjustments to be conclusive and binding upon all parties concerned.

8.       Acquisition for Investment

                  Each Employee to whom a distribution of Stock is made pursuant to the Plan may be required by the Company to furnish a representation that he is acquiring the shares so distributed as an investment and not with a view to distribution thereof if the Committee shall, in its sole discretion, determine that such representation is required to insure that resale or other disposition of the shares would not involve a violation of the provision of the Securities Act of 1933, as amended, or of applicable state blue sky laws. Any investment representation so furnished shall no longer apply at any time such representation is no longer necessary for such purposes. The Company also reserves the right to place any legend or other symbol on the share certificates issued or transferred pursuant to the Plan and to furnish any stop transfer or similar instructions to the transfer agent for its Common Stock or other shares which the Company, in its sole discretion, may deem necessary and proper to assure compliance with any such representation.

9.       Compliance with Securities and Exchange Commission Requirements

                  No certificate for shares of Stock distributed pursuant to the Plan shall be executed and delivered until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Ohio Securities Act, as amended, any other applicable state blue sky laws, and the requirements of any exchange on which the Stock may, at the time, be listed.

10.      Withholding Tax Election

                  The Committee, in its discretion and subject to such rules as the Committee may adopt, may permit a participant to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the lapse of restrictions hereunder by having the Company retain a portion of the Common Stock subject to the award, with a Fair Market Value equal to the amount of the withholding tax obligation. The Fair Market Value of the Common Stock to be retained shall be determined as of the date immediately preceding the date on which the amount of the withholding tax obligation is determined.

11.      Designation of Beneficiary



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                  An Employee may, with the consent of the Committee, designate a person or persons to receive, in the event of his death, any Stock to which he would then be entitled. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Employee fails effectively to designate a beneficiary, then his estate shall be deemed to be his beneficiary.

                  There shall be deducted from each distribution under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such distribution. With respect to any distribution of Stock, the Company shall have the right to sell without notice, such number of shares of Stock distributable to the person entitled to such distribution as will provide funds for payment of any tax so required to be paid by the Company for his account, unless, prior to such sale, he shall have paid to the Company the amount of such tax. Any balance of the proceeds of such sale shall be paid to such person. In effecting any such sale, the Company shall be deemed to be acting on behalf, and for the account, of such person.

12.      Employment

                  Awards shall be made to Employees under the Plan only in consideration of services performed for the Company or for its benefit. Nothing in the Plan or in any Award shall confer upon any Employee the right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause.

13.      Effect Upon Other Plans

                  The adoption of the Plan shall not affect any stock option or other compensation or incentive plan in effect for the Company or any subsidiary, and the Plan shall not preclude the Board of Directors from establishing any other forms of incentive or compensation for Employees.

14.      Amendment of the Plan

                  The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not increase the maximum number of shares of Stock to be issued or transferred under the Plan, extend the period during which Awards may be granted, or materially modify the requirements as to eligibility for participation in the Plan. Any modification or amendment of the Plan shall not, without the consent of an Employee, affect his rights under an Award previously granted to him.

15.      Termination of the Plan

                  The right to grant Awards under the Plan shall terminate automatically at the close of business on January 31, 2004, or upon the granting of Awards equaling the maximum numbers set forth in Section 5 hereof, whichever shall first occur, and, thereafter, the function of the Committee will be limited to the administration of Awards previously granted, subject to additional shares of Stock becoming available for Award by reason of forfeitures or terminations of earlier Awards prior to January 31, 2004. In addition, the Board of Directors shall have the right to suspend or terminate the Plan at any time or from time to time provided that no such action shall, without the consent of the Employee, adversely affect any rights or obligations under Awards previously granted.